Exhibit 21.1

List of Subsidiaries

Entity Name	Jurisdiction of Organization
Agrigenetics, Inc.	Delaware
Agro Corteva Colombia, S.A.	Colombia
AgVenture, Inc.	Indiana
Corteva Agriscience Austria GmbH	Austria
Corteva Agriscience Chile Limitada	Chile
Corteva Agriscience Croatia LLC	Croatia
Corteva Agriscience do Brasil Ltda.	Brazil
Corteva Agriscience Ethiopia PLC	Ethiopia
Corteva Agriscience Foundation	Iowa
Corteva Agriscience Hellas S.A.	Greece
Corteva Agriscience Holding Spain, S.L.	Spain
Corteva Agriscience Hungary Zrt.	Budapest
Corteva Agriscience Kenya Limited	Kenya
Corteva Agriscience MCS LLC	Iowa
Corteva Agriscience Mexico S. de R. L. de C. V.	México
Corteva Agriscience MW Limited	Malawi
Corteva Agriscience Pakistan Limited	Pakistan
Corteva Agriscience Philippines, Inc.	Philippines
Corteva Agriscience Portugal, S.A.	Portugal
Corteva Agriscience Puerto Rico, Inc.	Iowa
Corteva Agriscience Romania S.R.L.	Romania
Corteva Agriscience RSA Proprietary Limited	Delaware
Corteva Agriscience RSA Proprietary Limited	South Africa
Corteva Agriscience Rus LLC	Russia
Corteva Agriscience Seeds Private Limited	India
Corteva Agriscience SLO d.o.o.	Slovenia
Corteva Agriscience Slovakia s.r.o.	Slovakia
Corteva Agriscience SRB d.o.o.	Serbia
Corteva Agriscience Tanzania Limited	Tanzania
Corteva Agriscience Ukraine LLC	Ukraine
Corteva Agriscience Zambia Limited	Zambia
Corteva Agriscience Zimbabwe (Private) Limited	Zimbabwe
Corteva Bolivia S.R.L.	Bolivia
Corteva Egypt Seeds S.A.E.	Egypt
Corteva Finance Company B.V.	Netherlands
Corteva Holding Netherlands 3 B.V.	Netherlands
Corteva Holding Netherlands 4 B.V.	Netherlands
Corteva Holding SA (Pty) Ltd	South Africa
Corteva Holding Switzerland Sàrl	Switzerland
Corteva Holding Zimbabwe (Private) Limited	Zimbabwe
Corteva Investment Switzerland Sàrl	Switzerland
Corteva Seeds Argentina S.R.L.	Argentina
Corteva Seeds Paraguay S.R.L.	Paraguay
Corteva Seeds RSA Proprietary Limited	South Africa
Corteva Seeds Services, S. de R.L. de C.V.	Mexico
Corteva Turkey Tohumculuk A.S.	Turkey
Dikanka Nasinnia LLC	Ukraine
Dow AgroSciences OOO	Russia
DuPont Pioneer Investment Co., Ltd.	China
DuPont Science and Technologies LLC	Russia

Exhibit 21.1

Etlas LLC	Delaware
Granular Canada Company	Nova Scotia
Hoegemeyer Hybrids, Inc.	Nebraska
Operisync Solutions Private Limited	India
Pannar Properties Zambia Limited	Zambia
Pannar Seed (Pty) Ltd.	South Africa
Pannar Seed (Zimbabwe) Private Limited	Zimbabwe
Pannar Seed Kenya Ltd.	Kenya
Pannar Seed Lda.	Mozambique
PHI Financial Services Canada Limited	Canada
PHI Financial Services, Inc.	Iowa
PHI Mexico, S.A. de C.V.	México
PhPhilippines Holdings Inc.	Philippines
Pioneer DuPont Zambia Limited	Zambia
Pioneer Génétique S.A.S.	France
Pioneer Hi-Bred (Switzerland) S.A.	Switzerland
Pioneer Hi-Bred (Thailand) Co. Limited	Thailand
Pioneer Hi-Bred Australia, Pty Ltd.	Australia
Pioneer Hi-Bred Canada Company	Nova Scotia
Pioneer Hi-Bred International, Inc.	Iowa
Pioneer Hi-Bred Italia S.r.l.	Italy
Pioneer Hi-Bred Italia Sementi S.r.l.	Italy
Pioneer Hi-Bred Italia Servizi Agronomici S.r.l.	Italy
Pioneer Hi-Bred Magyarorszag Kft	Hungary
Pioneer Hi-Bred Northern Europe Sales Division GmbH	Germany
Pioneer Hi-Bred Northern Europe Service Division GmbH	Germany
Pioneer Hi-Bred Poland Sp z.o.o.	Poland
Pioneer HI-Bred Private Limited	India
Pioneer Hi-Bred Production Company	Nova Scotia
Pioneer Hi-Bred Romania S.R.L.	Romania
Pioneer Hi-Bred Spain, S.L.	Sevilla
Pioneer Mexico Holdings LLC	Iowa
Pioneer Overseas Corporation	Iowa
Pioneer Overseas Corporation Merkezi Amerika Lüleburgaz Merkez Şubesi	Turkey
Pioneer Seeds Bulgaria EOOD	Bulgaria
Pioneer Seeds Japan	Japan
Pioneer Seeds Kazakhstan	Kazakhstan
Pioneer Seeds Korea Ltd.	Korea
Pioneer Seeds Taiwan Ltd.	Taiwan
Pioneer Seeds, LLC	Iowa
Pioneer Semences S.A.S	Toulouse
Pioneer Tohumculuk Distribution and Marketing	Adana
Prochrom Internacional S.A.	Uruguay
PT Corteva Agriscience Indonesia	Indonesia
PT Corteva Agriscience Seeds Indonesia	Indonesia
Seed Consultants Inc.	Ohio
Seed HoldCo 1 LLC	Delaware
Seed HoldCo 2 LLC	Delaware
Seed HoldCo 3 LLC	Delaware
Seed HoldCo 4 LLC	Delaware
Seed IHB Sàrl	Switzerland
Semillas Pioneer de Venezuela C.A.	Venezuela

Exhibit 21.1

Stasi Nasinnia LLC	Ukraine
Tieling Pioneer Seed Research Co., Ltd.	China
Vylor Belgium BV	Belgium
Vylor Canada Holding Company	Nova Scotia
Vylor Malaysia SDN.BHD.	Malaysia
Vylor Singapore Pte. Ltd.	Singapore
Vylor UK Limited	England
Vylor Uruguay S.A.	Uruguay